UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	April 12, 2022

Alfi, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40294	30-1107078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

429 Lenox Avenue, Suite 547
Miami Beach, Florida	33139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(305) 395-4520

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALF	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $4.57	ALFIW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 12, 2022, prior to 4:00 p.m. Eastern Time, Alfi, Inc. (the “Company”) entered into a Credit and Security Agreement (the “Credit Agreement”) with Lee Aerospace, Inc. (the “Lender”), pursuant to which the Lender has made available to the Company until the maturity date a non-revolving line of credit, up to an aggregate principal amount of $2,500,000, on the terms and conditions set forth in the Credit Agreement. The Lender is wholly owned by an entity which is majority owned and controlled by James Lee, the Company’s Chairman of the Board of Directors. Mr. Lee is also President of the Lender. In addition, Mr. Lee and the Lender, together, beneficially own over 25% of the shares of the Company’s common stock (“Common Stock”) currently outstanding.

On April 12, 2022, the Lender funded to the Company $600,000 under the Credit Agreement. Prior to the maturity date, the Company may borrow an additional $1.9 million under the Credit Agreement, in the Lender’s sole discretion and subject to the Company requesting such additional funds from the Lender in accordance with the Credit Agreement, the accuracy of the Company’s representations in the Credit Agreement and related documents, and that no default under the Credit Agreement has occurred and is continuing.

The entire outstanding principal amount borrowed under the Credit Agreement, together with all accrued and unpaid interest on such borrowings outstanding from time to time, is due and payable on the earlier of: (i) the date upon which the Company consummates a debt or equity financing in an amount equal to or greater than $4,000,000 or (ii) April 12, 2023. Interest on the unpaid principal amount borrowed under the Credit Agreement accrues at an annual rate of 6% through October 12, 2022, and at an annual rate of 9% thereafter; provided, however, that upon the occurrence of an event of default, additional interest at an annual rate of 3% will accrue on all borrowings through October 12, 2022. All or part of the outstanding principal amount borrowed under the Credit Agreement may be prepaid at any time without penalty or premium, provided that such prepayments must be accompanied by the payment of all interest accrued on the amount so prepaid through the date of prepayment. The principal amount so prepaid may not be reborrowed under the terms of the Credit Agreement.

All of the Company’s obligations under the Credit Agreement and all related documents are secured by a first lien on substantially all of the Company’s assets (including all of the Company’s personal property, equipment, accounts, inventory, intellectual property, bank accounts, securities accounts, other investment property and all capital stock in the Company’s subsidiaries), whether now owned or hereafter acquired.

The Credit Agreement contains representations and warranties, events of default and affirmative and negative covenants customary for a transaction of the type and size contemplated by the Credit Agreement. Negative covenants include, among others and subject to certain exceptions, limitations on liens, dividends and other restricted payments, fundamental changes and asset sales and other dispositions. Events of default include, among others and subject to certain exceptions, the Company’s failure to pay amounts of principal or interest when due under the Credit Agreement, the Company’s breach of covenants under the Credit Agreement or any related document, the inaccuracy of any representation or warranty made by the Company in the Credit Agreement or any related document, the Company’s insolvency or certain final judgments against the Company. If any of the events of default occur and are not cured or waived, then all of the Company’s obligations under the Credit Agreement may be declared immediately due and payable and remedies against the collateral under the Credit Agreement and related documents may be exercised by the Lender, including foreclosure on the collateral.

In connection with and as contemplated by the Credit Agreement, the Company also executed a Non-Revolving Line of Credit Note, a Patent Security Agreement and a Trademark Security Agreement in favor of the Lender, each containing customary terms and conditions for a transaction of the size and type contemplated by the Credit Agreement.

In addition, in connection with the Credit Agreement and as a required condition thereof, on April 12, 2022 the Company issued to the Lender a Warrant to purchase up to 1,250,000 shares of the Common Stock at any time, or from time to time, on or after July 12, 2022 and prior to April 12, 2025 (the “Expiration Date”), at an exercise price of $1.51 per share of Common Stock. The Warrant may be exercised for cash or on a cashless basis, and the exercise price of the Warrant is subject to anti-dilution adjustments for stock splits, stock dividends and similar corporate actions, but not for other dilutive equity issuances. The Warrant also provides for certain “piggy back” registration rights to the Lender if, at any time prior to the six-month anniversary of the Expiration Date, the Company shall determine to register on a new registration statement any shares of Common Stock for resale for the account of selling stockholders, subject to certain exceptions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures included in Item 1.01 above, including regarding the Credit Agreement and the related documents, and the transactions completed thereby, are incorporated into this Item 2.03 in their entirety by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures included in Item 1.01 above regarding the Warrant are incorporated into this Item 3.02 in their entirety by reference. The issuance of the Warrant to purchase up to 1,250,000 shares of Common Stock to the Lender was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with Section 4(a)(2) and/or Regulation D, Rule 506 thereunder, because the transaction did not involve a public offering, and the Lender confirmed that it was an “accredited investor” and that it was acquiring the securities for investment purposes only and not with a view towards, or for resale in connection with, any distribution thereof. The Warrant, and the shares of Common Stock issuable upon exercise of the Warrant, are subject to transfer restrictions and the Warrant contains, and the certificates representing the shares of Common Stock issuable upon exercise of the Warrant will contain, an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The Warrant and the shares of Common Stock issuable upon exercise thereof have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01	Other Events.

As previously disclosed in the Company’s Form 8-K filed on February 23, 2022, the Company had commenced the process of selling the condominium located in Miami Beach (the “Condominium”), which the Company’s former management had caused the Company to purchase. On April 15, 2022, the Company completed the sale of the condominium for a gross purchase price of approximately $1.1 million.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Credit and Security Agreement, dated April 12, 2022, between Alfi, Inc. and Lee Aerospace, Inc.

99.2	Non-Revolving Line of Credit Note, dated April 12, 2022, made by Alfi, Inc. in favor of Lee Aerospace, Inc.

99.3	Warrant, dated April 12, 2022, issued by Alfi, Inc. to Lee Aerospace, Inc.

99.4	Patent Security Agreement, dated April 12, 2022, made by Alfi, Inc. in favor of Lee Aerospace, Inc.

99.5	Trademark Security Agreement, dated April 12, 2022, made by Alfi, Inc. in favor of Lee Aerospace, Inc.

104	Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALFI, INC.

By:	/s/ Peter Bordes
Peter Bordes
Interim Chief Executive Officer

Date: April 18, 2022